Exhibit (d)(1)(ss)

AMENDMENT TO

ADVISORY FEE WAIVER AGREEMENT

FOR PACIFIC FUNDSSM LARGE-CAP

OF PACIFIC FUNDS SERIES TRUST

This AMENDMENT to the Advisory Fee Waiver Agreement, effective as of August 1, 2017 (the “Amendment”), is being entered into by and between Pacific Life Fund Advisors LLC (the “Adviser”) and Pacific Funds Series Trust (the “Trust”), on behalf of Pacific FundsSM Large-Cap, a series fund of the Trust (the “Fund”).

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) entered into an Advisory Fee Waiver Agreement dated January 11, 2016 (the “Agreement”);

WHEREAS, the Adviser and the Trust mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Section I (Advisory Fee Waiver), subsection A, of the Agreement is hereby deleted and replaced with the following:

A.	Amount of Waiver. During the term of this Agreement, the Adviser hereby agrees to waive 0.10% off of its investment advisory fee for the Fund.

2.	Section II (Term and Termination of Agreement), subsections A and B, of the Agreement are hereby deleted and replaced with the following:

A.	This Agreement shall have a term commencing on August 1, 2017 and ending July 31, 2018.

B.

Notwithstanding sub-paragraph (A) above, this Agreement may be terminated by the Board of Trustees of the Trust (the “Board”), without payment of any penalty, upon approval of the Board and prior written notice to the Adviser at its principal place of business.

3.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorize and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary